UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014 (June 12, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

The disclosure under “The J.P. Turner Purchase” of Item 8.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

The J.P. Turner Purchase

Pursuant to the terms of the Membership Interest Purchase Agreement, dated as of January 16, 2014 (as amended, “Purchase Agreement”), by and among the RCS Capital Corporation (the “Company”), Braves Acquisition, LLC (“Acquisition Sub”), the sellers named therein (the “Sellers”) and the Sellers’ representative named therein, on June 12, 2014, Acquisition Sub purchased (the “JPT Purchase”) all of the outstanding membership interests held by the Sellers in J.P. Turner & Company, LLC and its affiliate, J.P. Turner & Company Capital Management, LLC (together, the “JPT Entities”).

The JPT Entities are a retail broker-dealer and investment adviser with approximately 323 financial advisors in 176 branch offices across the United States with a concentration in the southeast, $4.3 billion in assets under administration and approximately 50,000 clients as of March 31, 2014. The JPT Entities also offer a variety of other investment services, including investment banking.

In connection with the JPT Purchase, on June 12, 2014, the Company paid to the Sellers cash in the aggregate amount of $12,786,103, subject to post-closing adjustments, plus 239,362 shares of Class A Common Stock.

The shares of Class A Common Stock were offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(2) of the Securities Act and Rule 506(b) under the Securities Act. The shares of Class A Common Stock were sold to three Sellers, each of whom was an accredited investor.

Pursuant to the Purchase Agreement, on June 12, 2015 (the one year anniversary of the closing date of the JPT Purchase), the Company will make an additional aggregate cash payment of $7,560,000 to the Sellers and issue to the Sellers an aggregate number of Class A Common Stock equal to (i) $3,240,000 divided by (ii) the average of the per share closing price of the Class A Common Stock for the five trading days ending on the trading day immediately prior to such anniversary date.

Pursuant to the Purchase Agreement, the Company also has agreed to make earn-out payments to the Sellers with respect to each of the fiscal years ending December 31, 2014, December 31, 2015 and December 31, 2016, based on the achievement of certain agreed-upon revenue or EBITDA performance targets in those years (subject to an annual combined minimum performance hurdle of 8.0% and an annual dollar cap of $2,516,667). Each earn-out payment, if any, will be made by the Company 50% in cash and 50% in the form of Class A Common Stock (unless the Sellers elect to receive a greater amount of Class A Common Stock).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as an exhibit to the Current Report on Form 8-K filed by the Company on January 17, 2014 and is incorporated herein by reference.

Press Release

On June 13, 2014, the Company issued a press release announcing the completion of the JPT Purchase on June 12, 2014. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated as of January 16, 2014, by and among RCS Capital Corporation, Braves Acquisition, LLC, the sellers named therein and the sellers’ representative named therein (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on January 17, 2014).*

99.1	Press Release, dated June 13, 2014, issued by the Company.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: June 13, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer